As filed with the Securities and Exchange Commission on March 17, 1998

                                                      REGISTRATION NO. 333-24113

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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                             ---------------------------


                            POST-EFFECTIVE AMENDMENT NO. 1
                                          TO
                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                             ---------------------------

                          NATIONAL SEMICONDUCTOR CORPORATION
                (Exact name of registrant as specified in its charter)

    DELAWARE                      NATIONAL SEMICONDUCTOR CORPORATION           95-2095071
(State or Other Jurisdiction           2900 SEMICONDUCTOR DRIVE             (I.R.S. Employer
of Incorporation or Organization)           P.O. BOX 58090                Identification Number)
                          SANTA CLARA, CALIFORNIA 95052-8090
                                    (408) 721-5000
                          (Address, including ZIP code, and
                        telephone number, including area code,
                     of registrant's principal executive offices)

                               JOHN M. CLARK III, ESQ.
                 SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          NATIONAL SEMICONDUCTOR CORPORATION
                               2900 SEMICONDUCTOR DRIVE
                                    P.O. BOX 58090
                          SANTA CLARA, CALIFORNIA 95052-8090
                                    (408) 721-5000
              (Name, address, including ZIP code, and telephone number,
                      including area code, of agent for service)

                             ---------------------------

                                      COPIES TO:
                                PETER F. KERMAN, ESQ.
                                 ORA T. FISHER, ESQ.
                                   LATHAM & WATKINS
                                    75 Willow Road
                             Menlo Park, California 94025
                                    (650) 328-4600

                             ---------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

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

     The Registrant hereby withdraws from registration under the Securities Act of 1933, as amended, 992,914 shares of common stock, par value $0.50 per share ("Common Stock"), registered under this Registration Statement. Such shares constitute all of the unsold shares of Common Stock registered hereunder for the account of certain stockholders of the Registrant.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, California, on March 17, 1998.

                             NATIONAL SEMICONDUCTOR CORPORATION



                             By:  BRIAN L. HALLA*
                                  ----------------------------------
                                  Brian L. Halla
                                  Chairman of the Board, President and
                                  Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated.

        Signature                        Title                        Date
        ---------                        -----                        ----
 BRIAN L. HALLA*             Chairman of the Board, President    March 17, 1998
--------------------------
 (Brian L. Halla)            and Chief Executive Officer
                             (principal executive officer)

 DONALD MACLEOD*             Executive Vice President, Finance   March 17, 1998
--------------------------
 (Donald MacLeod)            and Chief Financial Officer
                             (principal financial officer)


 RICHARD D. CROWLEY, JR.*    Vice President and Controller       March 17, 1998
--------------------------
 (Richard D. Crowley, Jr.)   (principal accounting officer)



 GARY P. ARNOLD*             Director                            March 17, 1998
--------------------------
 (Gary P. Arnold)


 ROBERT BESHAR*              Director                            March 17, 1998
--------------------------
 (Robert Beshar)


 MODESTO A. MAIDIQUE*        Director                            March 17, 1998
--------------------------
 (Modesto A. Maidique)

 EDWARD R. McCRACKEN*        Director                            March 17, 1998
--------------------------
 (Edward R. McCracken)


 J. TRACY O'ROURKE*          Director                            March 17, 1998
--------------------------
 (J. Tracy O'Rourke)


 CHARLES E. SPORCK*          Director                            March 17, 1998
--------------------------
 (Charles E. Sporck)


 DONALD E. WEEDEN*           Director                            March 17, 1998
--------------------------
 (Donald E. Weeden)


*By:/s/ JOHN M. CLARK III
--------------------------
    John M. Clark III
    Attorney-in-Fact


                                         II-4